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                                                          EXHIBIT NO. 99.10 (b)


                         INDEPENDENT AUDITORS' CONSENT


         We consent to the references made to our firm under the captions "Financial Highlights" in the Prospectuses and "Independent Auditors and Financial Statements" in the Statements of Additional Information and to the incorporation by reference, in this Post-Effective Amendment No. 41 to Registration No. 33-7638 on form N-1A of our reports dated October 11, 2002, on the financial statements and financial highlights of MFS Global Asset Allocation Fund, MFS Value Fund, MFS Research Growth and Income Fund, MFS Strategic Growth Fund, MFS Core Growth Fund, MFS Technology Fund, MFS New Discovery Fund, MFS Research International Fund, MFS Global Telecommunications Fund and MFS Japan Equity Fund, each a series of MFS Series Trust I, included in each Fund's 2002 Annual Reports to Shareholders.

ERNST & YOUNG LLP
-----------------------
Ernst & Young LLP


Boston, Massachusetts
December 17, 2002